Exhibit 99.1

Contacts:              Sue Neumann (media) 314-656-5287

Tim Griffith or Scott Dudley (investors) 314-656-5553

www.smurfit-stone.com

SMURFIT-STONE REPORTS SECOND QUARTER 2010 RESULTS

COMPANY COMPLETES REORGANIZATION AND POSITIONS ITSELF FOR IMPROVED PERFORMANCE IN THE SECOND HALF OF 2010

CREVE COEUR, Mo. and CHICAGO, Aug. 3, 2010 — Smurfit-Stone Container Corporation (NYSE: SSCC) today reported net income attributable to common stockholders of $1.41 billion, or $5.41 per diluted share, for the second quarter of 2010, compared with a net loss of ($91) million, or ($0.35) per diluted share in the first quarter of 2010, and net income of $155 million, or $0.60 per diluted share, for the second quarter of 2009.

Smurfit-Stone’s second-quarter 2010 adjusted net income was $2 million, or $0.01 per diluted share, compared with an adjusted net loss of ($59) million, or ($0.23) per diluted share, in the first quarter of this year, and an adjusted net loss of ($21) million, or ($0.08) per diluted share, in the second quarter of 2009.  The most significant adjustment in the second quarter of 2010 was exclusion of $1.42 billion of income, including tax benefits, related to the Company’s emergence from bankruptcy reorganization proceedings in the U.S. and Canada.

Diluted Earnings Per Share Attributable to Common Stockholders

	Second	First	Second
	Quarter	Quarter	Quarter
	2010	2010	2009

Net Income (loss)	$5.41	$(0. 35)	$0.60

Adjustments	$(5.40)	$0.12	$(0.68)

Adjusted Net Income (loss)	$0.01	$(0.23)	$(0.08)

The Company reported an operating loss of ($6) million for the three months ended June 30, 2010, compared to an operating loss of ($31) million in the first quarter of 2010, and operating income of $271 million in the second quarter of 2009.  The second quarter 2010 operating loss was primarily driven by a concentration of planned maintenance-related downtime.  Second quarter 2009 operating income was significantly impacted by the income related to the alternative fuel tax credits that were received in 2009.

Patrick J. Moore, Smurfit-Stone’s Chief Executive Officer, commented, “We believe our successful financial restructuring positions us for long-term profitable growth.  We will continue to focus on what matters — serving our customers, improving margins and delivering shareholder value.  Looking ahead, we are confident that continued high operating rates, productivity improvements, higher average prices, and low inventories combined with assumed stable demand will drive significant earnings improvement in the second half of the year.”

Adjusted EBITDA for the second quarter ended June 30, 2010, was $102 million compared with $46 million in the first quarter of this year and $103 million in the second quarter a year ago.  The improvement in adjusted EBITDA from the first quarter reflects the benefits of higher selling prices and volumes, offset by significant maintenance-related downtime and related expenses.

Net sales for the second quarter of this year were $1.56 billion, compared with $1.46 billion in this year’s first quarter and $1.41 billion in the second quarter of 2009.  The improvement in second quarter 2010 net sales is primarily due to higher average selling prices and corrugated container shipments during the period.

Second-Quarter 2010 Highlights

•                  The Company successfully emerged from its financial reorganization on June 30 with a significant reduction in leverage and a strong liquidity position.

•                  Operating results improved significantly due to steady demand improvement, higher capacity utilization, and improved selling prices.

•                  Continuing year-to-date productivity gains included a 5 percent improvement in tons per operating day per facility in our containerboard mills and a 3 percent improvement in average units of production per machine hour in our converting facilities.

•                  The Company closed three converting facilities.

Year-to-Date Results

For the six months ended June 30, 2010, net income was $1.32 billion, or $5.07 per diluted share, compared with a net loss of ($62) million, or ($0.24) per diluted share, in the first half of 2009.

Smurfit-Stone’s first-half 2010 adjusted net loss was ($57) million, or ($0.20) per diluted share, compared with an adjusted net loss of ($56) million, or ($0.22) per diluted share, in the first half of 2009.

The Company reported an operating loss of ($37) million for the six months ended June 30, 2010, compared with operating income of $265 million in the first half of 2009, which was primarily attributable to the alternative fuel tax credit income.

Other Financial Items

•                  As a result of emergence and fresh start accounting, as of June 30, 2010, net property, plant and equipment was fair valued at $4.41 billion, representing a write-up of $1.43 billion, goodwill of $126 million was recorded, and pension and postretirement benefit liabilities were adjusted to $1.64 billion on the balance sheet.

•                  As of June 30, 2010, Smurfit-Stone had net tax operating loss carryforwards (NOLs) for U.S. federal income tax purposes of $722 million.  As a result of the NOL carryforwards and the tax benefit of projected pension contributions described below, the Company estimates it will have limited cash tax obligations in the U.S. for at least the next several years.

•                  The Company’s defined benefit pension plans in the U.S. and Canada were underfunded at June 30, 2010, by approximately $1.45 billion combined.  The Company’s current annual funding requirements are estimated to be $77 million for 2010, and $235 million in 2011, with contributions increasing to a range of approximately $270 million to $300 million through 2014.

•                  Capital expenditures for the first half of 2010 totaled $83 million.  The Company expects its capital expenditures for 2010 will be approximately $200 million.

Outlook

Smurfit-Stone expects its operating rates to remain at high levels throughout the remainder of the year.  Input costs, particularly fiber, energy and transportation, have stabilized moving into the second half of the year.  The price increases announced in the first and second quarters are expected to be substantially reflected in earnings during the second half of this year.  With the impact of the reorganization now complete, the Company expects to be solidly profitable in the third quarter and to achieve positive earnings and free cash flow for the second half of 2010.

As previously announced, the Company’s Chief Executive Officer, Patrick J. Moore, will retire by early 2011.  The Company’s Board of Directors is launching a confidential search for a chief executive officer.  A search is also currently underway for a chief financial officer.  Both searches are expected to be completed by the end of the year.

Conference Call and Webcast

Smurfit-Stone will host a conference call for analysts, institutional investors and shareholders on Tuesday, Aug. 3, 2010, at 10 a.m. Eastern Time. To access the call, participants should dial the number below approximately 10 minutes before the start time.

U.S. — (888) 679-8037 or International — (617) 213-4849

Passcode:  20306220

The call will also be webcast in a listen-only format with an accompanying slide presentation and can be accessed at www.smurfit-stone.com.

A replay of the conference call will be available through Aug. 17, 2010.  To access the replay, dial (888) 286-8010 (U.S.) or (617) 801-6888 (International), and enter passcode 16228881.

A replay of the webcast will be available at www.smurfit-stone.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, pricing pressures in key product lines, seasonality, changes in input costs including recycled fiber and energy costs, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as updated from time to time in the Company’s Securities and Exchange Commission filings. In this press release, certain non-U.S. GAAP financial information is presented. A reconciliation of that information to U.S. GAAP financial measures and additional disclosure regarding our use of non-GAAP financial measures are included in the attached schedules.  The Company does not intend to review, revise or update any particular forward-looking statements in light of future events.

About Smurfit-Stone

Smurfit-Stone Container Corporation is one of the industry’s leading integrated containerboard and corrugated packaging producers and one of the world’s largest paper recyclers.   Smurfit-Stone generated revenue of $5.57 billion in 2009, has led the industry in safety every year since 2001, and conducts its business in compliance with the environmental, health, and safety principles of the American Forest & Paper Association.  The Company is a member of the Sustainable Forestry Initiative® .

(Financial statements follow)

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Predecessor
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In millions, except per share data)	2010	2009	2010	2010	2009
Net sales	$1,563	$1,407	$1,461	$3,024	$2,778
Costs and expenses
Cost of goods sold	1,407	1,256	1,356	2,763	2,473
Selling and administrative expenses	143	146	151	294	291
Restructuring (income) expenses	19	11	(4)	15	24
(Gain) loss on disposal of assets		(1)			1
Other operating income		(276)	(11)	(11)	(276)
Operating income (loss)	(6)	271	(31)	(37)	265
Other income (expense)
Interest expense, net	(10)	(74)	(13)	(23)	(145)
Debtor-in-possession debt issuance costs					(63)
Loss on early extinguishment of debt					(20)
Foreign currency exchange gains (losses)	9	(2)	(6)	3	1
Other, net	2	6	2	4	4
Income (loss) before reorganization items and income taxes	(5)	201	(48)	(53)	42
Reorganization items income (expense), net	1,219	(39)	(41)	1,178	(93)
Income (loss) before income taxes	1,214	162	(89)	1,125	(51)
(Provision for) benefit from income taxes	199	(4)		199	(5)
Net income (loss)	1,413	158	(89)	1,324	(56)
Preferred stock dividends and accretion	(2)	(3)	(2)	(4)	(6)
Net income (loss) attributable to common stockholders	$1,411	$155	$(91)	$1,320	$(62)

Basic earnings per common share
Net income (loss) attributable to common stockholders	$5.47	$0.60	$(0.35)	$5.12	$(0.24)
Weighted average shares outstanding	258	257	258	258	257

Diluted earnings per common share
Net income (loss) attributable to common stockholders	$5.41	$0.60	$(0.35)	$5.07	$(0.24)
Weighted average shares outstanding	261	257	258	261	257

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED BALANCE SHEETS

	Successor June 30,	Predecessor December 31,
(In millions, except share data)	2010	2009
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$340	$704
Restricted cash	7	9
Receivables	750	674
Inventories	496	452
Refundable income taxes	31	23
Prepaid expenses and other current assets	47	43
Total current assets	1,671	1,905
Net property, plant and equipment	4,405	3,081
Deferred income taxes		23
Goodwill	126
Intangible assets, net	77
Other assets	121	68
	$6,400	$5,077
Liabilities and Stockholders’ Equity (Deficit)

Liabilities not subject to compromise
Current liabilities
Current maturities of long-term debt	$18	$1,354
Accounts payable	515	387
Accrued compensation and payroll taxes	176	145
Interest payable	5	12
Other current liabilities	81	164
Total current liabilities	795	2,062
Long-term debt, less current maturities	1,188
Pension and postretirement benefits, net of current portion	1,639
Other long-term liabilities	140	117
Deferred income taxes	286
Total liabilities not subject to compromise	4,048	2,179

Liabilities subject to compromise		4,272
Total liabilities	4,048	6,451

Stockholders’ equity
Successor preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued and outstanding in 2010
Successor common stock, par value $.001 per share; 150,000,000 shares authorized; 90,702,816 issued and outstanding in 2010
Predecessor preferred stock, aggregate liquidation preference of $126; 25,000,000 shares authorized; 4,599,300 issued and outstanding in 2009		104
Predecessor common stock, par value $.01 per share; 400,000,000 shares authorized; 257,482,839 issued and outstanding in 2009		3
Additional paid-in capital	2,352	4,081
Retained earnings (deficit)		(4,883)
Accumulated other comprehensive income (loss)		(679)
Total stockholders’ equity (deficit)	2,352	(1,374)
	$6,400	$5,077

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Predecessor
	2010
	Pre		Post
Six Months Ended June 30, (In millions)	Emergence	Adjustments	Emergence	2009
Cash flows from operating activities
Net income (loss)	$(198)	$1,522	$1,324	$(56)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Loss on early extinguishment of debt				20
Depreciation, depletion and amortization	168		168	182
Debtor-in-possession debt issuance costs				63
Amortization of deferred debt issuance costs				3
Deferred income taxes	(1)	(200)	(201)	3
Pension and postretirement benefits	50		50	20
Loss on disposal of assets				1
Non-cash restructuring expense	7		7	4
Non-cash stock-based compensation	3		3	4
Non-cash foreign currency exchange gains	(3)		(3)	(1)
Gain due to plan effects		(580)	(580)
Gain due to fresh start accounting adjustments.		(742)	(742)
Payment to settle prepetition liabilities, excluding debt		(202)	(202)
Non-cash reorganization items	101		101	61
Change in restricted cash for utility deposits	2		2	(13)
Change in operating assets and liabilities, net of effects from acquisitions and dispositions
Receivables and retained interest in receivables sold	(129)		(129)	(38)
Receivable for alternative energy tax credits	48		48	(89)
Inventories	1		1	19
Prepaid expenses and other current assets	1		1	(5)
Accounts payable and accrued liabilities	57		57	204
Interest payable	2		2	77
Other, net	8		8	33
Net cash provided by (used for) operating activities	117	(202)	(85)	492
Cash flows from investing activities
Expenditures for property, plant and equipment	(83)		(83)	(69)
Proceeds from property disposals	10		10	4
Advances to affiliates, net				(15)
Net cash used for investing activities	(73)		(73)	(80)
Cash flows from financing activities
Proceeds from exit credit facility		1,200	1,200
Original issue discount		(12)	(12)
Proceeds from debtor-in-possession financing				440
Net borrowings (repayments) of long-term debt	(1)	(1,346)	(1,347)	60
Repurchase of receivables				(385)
Debtor-in-possession debt issuance costs				(63)
Debt issuance costs on exit credit facility	(15)	(32)	(47)
Change in restricted cash for collateralizing outstanding letters of credit	(11)	11
Net cash provided by (used for) financing activities	(27)	(179)	(206)	52

Increase (decrease) in cash and cash equivalents	17	(381)	(364)	464
Cash and cash equivalents
Beginning of period	704		704	126
End of period	$721	$(381)	$340	$590

SMURFIT-STONE CONTAINER CORPORATION

REORGANIZED CONSOLIDATED BALANCE SHEET

	June 30, 2010
(In millions)	Predecessor	Plan Effect Adjustments	Fresh Start Adjustments	Successor
Assets

Current assets
Cash and cash equivalents	$721	$(381)	$	$340
Restricted cash	18	(11)		7
Receivables	750			750
Inventories	449		47	496
Refundable income taxes	24	7		31
Prepaid expenses and other current assets	42		5	47
Total current assets	2,004	(385)	52	1,671
Net property, plant and equipment	2,979		1,426	4,405
Deferred income taxes	22	148	(170)
Goodwill			126	126
Intangible assets, net			77	77
Other assets	75	31	15	121
	$5,080	$(206)	$1,526	$6,400
Liabilities and Stockholders’ Equity (Deficit)

Liabilities not subject to compromise
Current liabilities
Current maturities of long-term debt	$1,352	$(1,334)	$	$18
Accounts payable	488	27		515
Accrued compensation and payroll taxes	139	34	3	176
Interest payable	12	(7)		5
Other current liabilities	141	(59)	(1)	81
Total current liabilities	2,132	(1,339)	2	795
Long-term debt, less current maturities		1,176	12	1,188
Pension and postretirement benefits, net of current portion		1,179	460	1,639
Other long-term liabilities	116		24	140
Deferred income taxes			286	286
Total liabilities not subject to compromise	2,248	1,016	784	4,048

Liabilities subject to compromise	4,354	(4,354)
Total liabilities	6,602	(3,338)	784	4,048

Stockholders’ equity
Preferred stock successor
Common stock successor
Preferred stock predecessor	104	(104)
Common stock predecessor	3	(3)
Additional paid-in capital	4,084	(1,732)		2,352
Retained earnings (deficit)	(5,081)	4,971	110
Accumulated other comprehensive income (loss)	(632)		632
Total stockholders’ equity (deficit)	(1,522)	3,132	742	2,352
	$5,080	$(206)	$1,526	$6,400

SMURFIT-STONE CONTAINER CORPORATION

ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

(In Millions, Except Per Share Data)

(Unaudited)

	2Q 10	2Q 09	1Q 10	1H 10	1H 09

Net income (loss) attributable to common stockholders (GAAP)	$1,411	$155	$(91)	$1,320	$(62)
Reorganization items (income) expense, net of income taxes	(1,419)	39	41	(1,378)	93
Debtor-in-possession financing costs	—	—	—	—	63
Alternative fuel mixture tax credits	—	(276)	(11)	(11)	(276)
Loss on early extinguishment of debt	—	—	—	—	20
Non-cash foreign currency exchange (gains)/losses	(9)	2	6	(3)	(1)
Interest on unsecured debt	—	48	—	—	83
Restructuring (income) charges	19	11	(4)	15	24
Adjusted net income (loss) attributable to common stockholders (Note 1)	$2	$(21)	$(59)	$(57)	$(56)

	2Q 10	2Q 09	1Q 10	1H 10	1H 09

Net income (loss) per diluted share attributable to common stockholders (GAAP)	$5.41	$0.60	$(0.35)	$5.07	$(0.24)
Reorganization items (income) expense, net of income taxes	(5.44)	0.15	0.16	(5.28)	0.36
Debtor-in-possession financing costs	—	—	—	—	0.24
Alternative fuel mixture tax credits	—	(1.07)	(0.04)	(0.04)	(1.07)
Loss on early extinguishment of debt	—	—	—	—	0.08
Non-cash foreign currency exchange (gains)/losses	(0.03)	0.01	0.02	(0.01)	—
Interest on unsecured debt	—	0.19	—	—	0.32
Restructuring (income) charges	0.07	0.04	(0.02)	0.06	0.09
Adjusted net income (loss) per diluted share attributable to common stockholders (Note 1)	$0.01	$(0.08)	$(0.23)	$(0.20)	$(0.22)

Note 1: Exclusive of reorganization items (income) expense, debtor-in-possession financing costs, alternative fuel mixture tax credits, loss on early extinguishment of debt, non-cash foreign currency (gains) losses, accrued but unpaid interest on unsecured debt and restructuring (income) charges.  Adjusted net income (loss) attributable to common stockholders and adjusted net income (loss) per diluted share attributable to common stockholders are non-GAAP financial measures.  See disclosure regarding the use of non-GAAP financial measures following these financial statements.

Diluted earnings per common share computations for the three and six months ended June 30, 2010 were adjusted to reflect the assumed conversion of preferred stock into common stock because the effect was dilutive.

SMURFIT-STONE CONTAINER CORPORATION

EBITDA, As Defined Below

(In millions)

(Unaudited)

	2Q 10	1Q 10	2Q 09

Net Sales	$1,563	$1,461	$1,407

Net income (loss)	$1,413	$(89)	$158
(Benefit from) provision for income taxes	(199)	—	4
Interest expense, net	10	13	74
Depreciation, depletion and amortization	83	85	92
EBITDA	1,307	9	328

Reorganization items (income) expense	(1,219)	41	39
Restructuring (income) charges	19	(4)	11
Alternative fuel mixture tax credits	—	(11)	(276)
Non-cash foreign currency exchange (gains) losses	(9)	6	2
Other	4	5	(1)

Adjusted EBITDA	$102	$46	$103

Adjusted EBITDA Margin	6.5%	3.1%	7.3%

Other Financial Information:
Capital Expenditures	$49	$34	$30
Pension Expense	34	31	30
Pension Contribution	12	2	—
Cash Taxes	1	2	—
Change in Working Capital	(2)	(18)	62

“EBITDA” is defined as net income (loss) before (benefit from) provision for income taxes, interest expense, net and depreciation, depletion and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted as indicated above.  EBITDA and Adjusted EBITDA are non-GAAP financial measures.  See disclosure regarding the use of non-GAAP financial measures following these financial statements.

SMURFIT-STONE CONTAINER CORPORATION

STATISTICAL INFORMATION

	2010			2009
	1st Qtr	2nd Qtr	June YTD	1st Qtr	2nd Qtr	June YTD

Containerboard System
North American Mill Operating Rates (Containerboard Only)	100.0%	97.1%	98.9%	82.4%	85.0%	83.7%

North American Containerboard Production - M Tons	1,585	1,545	3,130	1,435	1,497	2,932
Sequential Avg. Domestic Linerboard Price Change	6.3%	13.2%	N/A	-7.4%	-9.8%	N/A

Pulp Production - M Tons	62	72	134	66	76	142
SBS/Bleached Board Production - M Tons	35	31	66	33	32	65
Kraft Paper Production - M Tons	29	26	55	19	28	47

Total Maintenance Downtime Tons - M Tons	20	76	96	46	50	96

Corrugated Containers
North American Shipments - BSF	16.4	17.3	33.7	16.6	16.7	33.3
Per Day North American Shipments - MMSF	260.9	273.7	267.3	267.8	265.7	266.7
Sequential Avg. Corrugated Price Change	-0.6%	3.6%	N/A	-0.9%	-3.0%	N/A

Fiber Reclaimed and Brokered - M Tons	1,423	1,468	2,891	1,241	1,280	2,521

SMURFIT-STONE CONTAINER CORPORATION

NON-GAAP FINANCIAL MEASURES

In the accompanying financial presentation, we use the financial measures “adjusted net income (loss) attributable to common stockholders” (adjusted net income (loss)), “adjusted net income (loss) per diluted share attributable to common stockholders” (adjusted net income (loss) per diluted share), “EBITDA” and “adjusted EBITDA” which are derived from our consolidated financial information but are not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). These measures are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission (SEC) rules.  Adjusted net income (loss) and adjusted net income (loss) per diluted share are non-GAAP financial measures that exclude from net income (loss) attributable to common stockholders the effects of reorganization items (income) expense, debtor-in-possession financing costs, alternative fuel mixture tax credits, loss on early extinguishment of debt, restructuring (income) charges, non-cash foreign currency exchange (gains) losses, and interest on unsecured debt.  EBITDA is defined as net income (loss) before (provision for) benefit from income taxes, interest expense, net and depreciation, depletion and amortization.  Adjusted EBITDA is defined as EBITDA adjusted for reorganization items (income) expense, debtor-in-possession financing costs, alternative fuel mixture tax credits, loss on early extinguishment of debt, non-cash foreign currency exchange (gains) losses, (gain) loss on sale of assets, restructuring charges and other adjustments.

The accompanying financial presentation includes a reconciliation of net income (loss) attributable to common stockholders and net income (loss) per diluted share attributable to common stockholders, the most directly comparable GAAP financial measures, to adjusted net income (loss) and adjusted net income (loss) per diluted share, respectively.  A reconciliation of net (income) loss to EBITDA and adjusted EBITDA is also presented.

We use these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. These non-GAAP measures of operating results are reported to our board of directors, chief executive officer and our president and chief operating officer and are used to make strategic and operating decisions and assess performance.  These non-GAAP measures are presented to enhance an understanding of our operating results and are not intended to represent cash flows or results of operations.  We also believe these non-GAAP measures are beneficial to investors, potential investors and other key stakeholders, including analysts and creditors who use these measures in their evaluations of our performance from period to period and against the performance of other companies in our industry. Our creditors also use these measures to evaluate our ability to service our debt.  The use of these non-GAAP financial measures is beneficial to these stakeholders because they exclude certain items that management believes are not indicative of the on-going operating performance of our business, and including them would distort comparisons to our past operating performance.  Accordingly, we have excluded the adjustments, as detailed below, for the purpose of calculating these non-GAAP measures.

The following is an explanation of each of the adjustments that we have made to arrive at these non-GAAP measures for the three and six months ended June 30, 2010 and 2009, as well as the reasons management believes each of these items is not indicative of operating performance:

•                              Reorganization items (income) expense, net of income taxes - These income and expense items are directly related to the process of our reorganizing under Chapter 11 and the Companies’ Creditors Arrangement Act in Canada.  The items include gain due to plan effects, gain due to fresh start accounting adjustments, provision for rejected/settled executory contracts and leases, accounts payable settlement gains and professional fees.  These income and expense items are not considered indicative of our ongoing operating performance and are not used by us to assess our operating performance.

•                              Debtor-in-possession (DIP) financing costs - These expenses were incurred and paid during the first quarter of 2009 in connection with entering into the DIP Credit Agreement.  These expense items are not considered indicative of our ongoing operating performance and are not used by us to assess our operating performance.

•                              Alternative fuel mixture tax credits - These amounts represent an excise tax credit for alternative fuel mixtures produced by a taxpayer for sale, or for use as a fuel in a taxpayer’s trade or business, through December 31, 2009, at which time the credit expired.  These items are not considered indicative of our ongoing operating performance and are not used by us to assess our operating performance.

•                              Loss on early extinguishment of debt - These losses represent unamortized deferred debt issuance cost and call premiums charged to expense in connection with our financing activities.  These losses were not considered indicative of our ongoing operating performance because they related to specific financing activities and were not used by us to assess our operating performance.

•                              Non-cash foreign currency (gains) losses- The functional currency for our Canadian operations was the U.S. dollar.  Fluctuations in Canadian dollar-denominated monetary assets and liabilities resulted in non-cash gains or losses.  We excluded the impact of foreign currency exchange gains and losses because the impact of foreign exchange is highly variable and difficult to predict from period to period and is not tied to our operating performance.  These gains or losses are not considered indicative of our ongoing operating performance and are not used by us to assess our operating performance.

•                              Interest on unsecured debt - These amounts represent the post-petition interest accrued on unsecured debt from the time of our bankruptcy filing, which was stayed and not paid as a result of the bankruptcy proceedings.  In the fourth quarter of 2009, we concluded it was not probable that interest expense that was accrued from the time of our bankruptcy filing through November 30, 2009, would be an allowed claim.  This expense was not considered indicative of our ongoing operating performance and was excluded by management in assessing our operating performance.

•                              Restructuring (income) charges - These adjustments represent the write-down of assets, primarily property, plant and equipment, to estimated net realizable values, the acceleration of depreciation for equipment to be abandoned or taken out of service, severance costs and other costs associated with our restructuring activities. These income and expense items were not considered indicative of our ongoing operating performance and were excluded by management in assessing our operating performance.

•                              (Gain) loss on sale of assets — These amounts represent gains and losses we recognized related to the sale of non-strategic assets.  These gains and losses were not considered indicative of ongoing operating performance and were excluded by management in assessing our operating performance.

•                              Other - These adjustments principally represent amounts accrued under our 2009 long-term incentive plan.  These income and expense items were not considered indicative of our ongoing operating performance and were excluded by management in assessing our operating performance.

Adjusted net income (loss), adjusted net income (loss) per diluted share, EBITDA and adjusted EBITDA have certain material limitations associated with their use as compared to net income (loss).  These limitations are primarily due to the exclusion of certain amounts that are material to our consolidated results of operations, as discussed above.  In addition, these adjusted net income (loss) and EBITDA measures may differ from adjusted net income (loss) and EBITDA calculations of other companies in our industry, limiting their usefulness as comparative measures.  Because of these limitations, adjusted net income (loss), adjusted net income (loss) per diluted share, EBITDA and adjusted EBITDA should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using adjusted net income (loss), adjusted net income (loss) per diluted share, EBITDA and adjusted EBITDA only as supplemental measures of our operating performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

We believe that providing these non-GAAP measures in addition to the related GAAP measures provides investors greater transparency to the information our management uses for financial and operational decision-making and allows investors to see our results as management sees them. We also believe that providing this information better enables investors to understand our operating performance and to evaluate the methodology used by our management to evaluate and measure our operating performance, and the methodology and financial measures used by our board of directors to assess management’s performance.